EXHIBIT 10.93

[* * *].  Certain information in this exhibit has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

DISTRIBUTOR AGREEMENT

UTSTARCOM:	UTSTARCOM, Inc.	PURCHASER:	MULTIDATA

Incorporation:	Delaware	Incorporation:	Honduras Republic

Address:	1275 Harbor Bay Parkway Alameda, California 94502	Address:	Boulevard Suyapa, Edificio AHIBA Planta Baja, Tegucigalpa, Honduras

Attn:	Legal Department	Attn:	José Rafael Ferrari

Telephone:	(510) 864-8800	Telephone:	504 235-7635

Fax:	(510) 864-8802	Fax:	504 239-0075

Territory: [***]

Annual Quota: US$[***]

Effective Date: October 21, 2003

This DISTRIBUTOR Agreement, including all exhibits (“Agreement”), is the entire agreement between the parties concerning Distributor’s resale in the Territory of the Products (as defined below).  This Agreement supersedes, and its terms govern, any prior agreements (including without limitation any nondisclosure agreements), proposals or other communications, oral or written, between the parties with respect to the Products.  This Agreement may be changed only by mutual written agreement of authorized representatives of the parties.  This Agreement governs all documents (e.g., purchase orders) issued by DISTRIBUTOR with respect to the Products and any additional or conflicting terms and conditions contained in any such documents are of no force and effect.  In consideration of the mutual promises herein, UTSTARCOM and DISTRIBUTOR agree to be bound by this Agreement, including the following exhibits:

Exhibit A.                    Terms and Conditions

Exhibit B.                      Products and Discounts

PLEASE REVIEW THE ATTACHED EXHIBITS, WHICH INCLUDE IMPORTANT
LEGAL TERMS, SUCH AS LIMITATIONS OF WARRANTIES AND REMEDIES.

UTSTARCOM	DISTRIBUTOR

/s/ Rene Mendez	/s/ Jose Rafael Ferrari
Authorized Signature	Authorized Signature

Rene Mendez	Jose Rafael Ferrari
Printed Name	Printed Name

Vice President CA LA	President
Title	Title

October 21, 2003	October 21, 2003
Date	Date

EXHIBIT A—TERMS AND CONDITIONS

1.                                      Appointment

UTSTARCOM appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as a [***] distributor to other Distributors and end user customers within the Territory for the products listed on Exhibit B hereto (“Products”); provided, however, that DISTRIBUTOR’s contract with such other Distributors shall contain terms and conditions which are consistent with the terms and conditions contained herein.  UTSTARCOM may add products to, or remove products from, Exhibit B from time to time during the term of this Agreement, and any such addition or removal shall be effective immediately upon written notification by UTSTARCOM.  [***]

2.                                      Prices

2.1                                 DISTRIBUTOR’s purchase price for the Products shall be: (a) the prices stated in UTSTARCOM’s then-current standard international price list (“International Price List”) [***].

2.2                                 [***].

3.                                      Orders

3.1                                 DISTRIBUTOR shall order Products by written purchase order, which shall reference this Agreement and shall be deemed governed by this Agreement.  Orders are subject to acceptance by UTSTARCOM and its assignment of delivery schedules in accordance with Product availability.  Any inconsistent or additional terms and conditions contained on DISTRIBUTOR’s purchase orders shall not be binding on UTSTARCOM.

3.2                                 Changes by DISTRIBUTOR in delivery schedule (including cancellation) made within five (5) days of scheduled delivery will be subject to a rescheduling charge of [***] of the net order value of the rescheduled portion of the order.

4.                                      Shipments

Delivery of Products purchased under this Agreement is [***], such delivery to be made to a carrier or freight forwarder selected by UTSTARCOM unless otherwise specified in writing by DISTRIBUTOR.  Products will be packaged by UTSTARCOM in accordance with UTSTARCOM’s standard practices.  [***]

5.                                      Payment Terms

DISTRIBUTOR shall pay the purchase price for the Products as follows:

5.1                                 DISTRIBUTOR shall pay to UTSTARCOM a nonrefundable amount equal to [***] of the purchase price of each Product prior to shipment.  The balance of [***] of the purchase price of each Product shall be paid [***] after shipment, using an irrevocable Letter of Credit at a financial institution and under terms that are mutually agreeable by both parties.

5.2                                 The purchase price for Products does not include taxes and other charges.  All taxes, including sales, use, privilege, excise or other taxes (other than taxes computed on the basis of the net income of UTSTARCOM), duties, assessments and other related charges levied by any jurisdiction, and shipping, handling, insurance, brokerage and similar fees pertaining to the Products, shall be paid by [***].  In lieu of certain taxes, [***].

5.3                                 UTSTARCOM shall determine DISTRIBUTOR’s credit limit from time to time at UTSTARCOM’s discretion.  DISTRIBUTOR will provide to UTSTARCOM such financial information from time to time as may be reasonably requested by UTSTARCOM and which shall be requested only for purposes of upgrading DISTRIBUTOR’s credit limit.  If any order by DISTRIBUTOR exceeds its credit limit, or DISTRIBUTOR fails to make payments when due or otherwise defaults or commits a breach hereunder, UTSTARCOM may, effective immediately upon giving notice to DISTRIBUTOR, (i) suspend credit and delay shipment until such terms are met, and/or (ii) alter the terms of payment; and/or (iii) cancel any order then outstanding and/or (iv) pursue any other remedies available by law or equity.  Further, if DISTRIBUTOR fails to pay any charges when due, UTSTARCOM may charge DISTRIBUTOR a late payment charge equal to [***].

6.                                      Other Obligations of DISTRIBUTOR

6.1                                 DISTRIBUTOR will use reasonable commercial efforts to promote the sale of the Products.

6.2                                 DISTRIBUTOR will purchase Products having an aggregate invoice price up to the quota [***] during the initial annual term and during each subsequent annual term of this Agreement.

6.3                                 DISTRIBUTOR shall promptly advise UTSTARCOM of any complaints or claims brought or threatened against DISTRIBUTOR with respect to the sale or use of the Products or with respect to any alleged infringement.

6.4                                 DISTRIBUTOR acknowledges that it is familiar with the United States Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist DISTRIBUTOR or UTSTARCOM in obtaining or retaining business.  DISTRIBUTOR shall not act in any fashion or take any action, in the performance of its obligations under this Agreement, which violates, or would render UTSTARCOM liable for a violation of, either the United States Foreign Corrupt Practices Act or any similar statute or regulation in any jurisdiction in which DISTRIBUTOR does business.  DISTRIBUTOR’s violation of this provision shall be deemed a material breach of this Agreement, entitling UTSTARCOM to terminate this Agreement immediately by written notice to DISTRIBUTOR.  DISTRIBUTOR agrees to defend, indemnify and hold UTSTARCOM harmless from all liabilities, claims, losses and damages arising from DISTRIBUTOR’s breach of this obligation.

7.                                      Other Obligations of UTSTARCOM

7.1                                 If sales transactions occur that involve the sale of Products by UTSTARCOM directly to end user purchasers that were referred to UTSTARCOM by DISTRIBUTOR, UTSTARCOM and the DISTRIBUTOR will mutually agree upon the commission paid to DISTRIBUTOR based upon UTSTARCOM´s normal business practice of similar sales through distributors in other territories.

7.2                                 While Products purchased by DISTRIBUTOR are under warranty as set forth under Section 8 below, UTSTARCOM will provide DISTRIBUTOR with access to all software updates specifically applicable to such Products, subject to the configurations and options that DISTRIBUTOR has purchased.  A software update is a formal software release which is a “maintenance” release that corrects deficiencies and/or bugs affecting performance to UTSTARCOM published specifications.  A software upgrade is a formal software release that is (i) a software release which incorporates major functionality changes to the software; (ii) a feature enhancement that materially improves functionality or performance of software and that UTSTARCOM markets as a separate commercially available product; or (iii) a custom developed feature for DISTRIBUTOR or another customer of UTSTARCOM.  Software upgrades involve an additional charge and may be purchased by DISTRIBUTOR.

8.                                      Limited Warranty

UTSTARCOM warrants that hardware Products will be free from defects in workmanship and materials, under normal use and service, for [***] after delivery of the hardware Products to the end user; provided that the warranty period shall not exceed [***] from the date of delivery to DISTRIBUTOR.  UTSTARCOM warrants that (i) each software program will perform in substantial conformance to its program specifications, and (ii) the media containing the software will be free of defects in materials and workmanship under normal use, for a period of [***] after delivery of the software Products to the end user.  This limited warranty is described in more detail in the warranty card or Product manual accompanying the Product, and/or on UTSTARCOM’s International Professional Services website.  EXCEPT FOR THIS WARRANTY, UTSTARCOM DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING AS TO PERFORMANCE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE FOREGOING IS DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE PRODUCT WARRANTY.  TO THE FULL EXTENT ALLOWED BY LAW, UTSTARCOM EXCLUDES FOR ITSELF AND ITS SUPPLIERS ANY LIABILITY, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND.

9.                                      Confidentiality:

No proprietary information disclosed by either party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient party’s employees and contractors directly involved with the recipient party’s use of such information who are bound by a written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from disclosure to others with the same degree of care accorded to its own proprietary information.  To be subject to this provision, information must be delivered in writing and designated as proprietary or, if oral information, summarized in a writing delivered to the recipient within thirty (30) days after the oral disclosure.  Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party’s files prior to disclosure to it by the other party, or if it was or is received by the recipient party from a third person under circumstances permitting its unrestricted disclosure by the recipient party.  Upon termination of this Agreement, each party shall promptly deliver to the other all proprietary information, together with any copies, excerpts, summaries, memoranda, or notes thereof or thereon, of the other party in the possession or control of such part and all companies thereof.  The obligations under this Section shall continue for both parties for a period of five (5) years after delivery by UTSTARCOM to DISTRIBUTOR of the last Product under this Agreement.

10.                               Trademark Usage

10.1                           UTSTARCOM grants to DISTRIBUTOR the [***] right to use UTSTARCOM’s tradename, logo and the trademarks for the Products in the Territory as specified by UTSTARCOM from time to time (collectively, the “Licensed Marks”) solely in connection with the promotion and sale of the Products by DISTRIBUTOR in accordance with the terms and conditions of this Agreement; provided, however, that (i) no names or descriptive words or phrases shall be co-joined or used by DISTRIBUTOR in any way in connection with the Licensed Marks; (ii) DISTRIBUTOR will submit to UTSTARCOM for its prior written approval any material incorporating any of the Licensed Marks which DISTRIBUTOR proposes to use in any fashion; (iii) DISTRIBUTOR will comply with any instruction or requirement issued by UTSTARCOM with respect to the appearance and use of the Licensed Marks; (iv) DISTRIBUTOR shall use the Licensed Marks only in a manner so as to preserve and protect all rights of UTSTARCOM therein and (v) DISTRIBUTOR shall not use or adopt any names or marks which might be confusingly similar to the Licensed Marks.

10.2                           Nothing herein grants to DISTRIBUTOR or its customers any interest in or to the Licensed Marks and all rights in the Licensed Marks shall at all times during the term of this Agreement and thereafter, be and remain the sole property of UTSTARCOM, and all goodwill and other benefits associated therewith are hereby assigned to, and shall inure to, UTSTARCOM.  DISTRIBUTOR hereby agrees that it shall not remove the Licensed Marks from any product furnished by UTSTARCOM.  DISTRIBUTOR and its customers shall have no right to alter, otherwise use or in any way transfer the Licensed Marks.  DISTRIBUTOR shall promptly notify UTSTARCOM of any actual or potential infringement of, unauthorized use of, or adverse claim to the Licensed Marks and DISTRIBUTOR shall provide UTSTARCOM with reasonable assistance in any efforts to prevent or terminate any infringement, unauthorized use or limitation thereof.

11.                               Software License

Certain Products contain or consist of software (“Software”).  Notwithstanding any other provisions of this Agreement, UTSTARCOM does not transfer to DISTRIBUTOR any right, title or interest to such Software.  UTSTARCOM grants DISTRIBUTOR a [***] license to distribute the Software and sublicense end-users of the Products to use the Software solely in connection with their use of the Products.  To the maximum extent such prohibition is permitted by law, DISTRIBUTOR shall not copy all or any part of the Software, or attempt, encourage or permit any third party to attempt, to reverse engineer, reverse compile or disassemble all or any part of the Software.  To the extent that DISTRIBUTOR requires any information concerning the Software or its internal structure for purposes of interoperability, DISTRIBUTOR shall send a written notice, detailing all particulars, to UTSTARCOM in accordance with the notice provisions hereof.

12.                               Intellectual Property Infringement Indemnification

12.1                           [***]

12.2                           [***]

12.3                           [***]

13.                               Indemnification by DISTRIBUTOR

[***]

14.                               Term and Termination

14.1                           The initial term of this Agreement is twelve (12) months from the Effective Date.  Unless earlier terminated, this Agreement shall thereafter automatically renew on each anniversary of the Effective Date for an additional twelve (12) month term.

14.2                           Either party may terminate this Agreement, at any time, with or without cause, upon ninety (90) days advance written notice to the other.

14.3                           Notwithstanding anything in this Agreement to the contrary, this Agreement may be canceled and terminated by UTSTARCOM immediately upon written notice to DISTRIBUTOR upon the occurrence of any of the following:

(a)                                  In the event of the breach of any of the terms or conditions of this Agreement by DISTRIBUTOR, and the breach is not cured within thirty (30) days after written notice thereof; or

(b)                                 Upon the commencement by or against DISTRIBUTOR of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of DISTRIBUTOR’s debts, or upon DISTRIBUTOR making an assignment for the benefit of creditors, or upon commencement of any act or action concerning DISTRIBUTOR’s dissolution or liquidation.

14.4                           In the event of termination of this Agreement, all rights hereunder shall terminate on the effective date of such termination, except that:

(a)                                  UTSTARCOM will make shipment against DISTRIBUTOR’s then-outstanding purchase orders provided DISTRIBUTOR has paid 50% in advance and a valid letter of credit is still in place, and DISTRIBUTOR shall pay UTSTARCOM for all such purchase orders in accordance with this Agreement;

(b)                                 DISTRIBUTOR shall have the limited right to sell any Products in its possession in accordance with this Agreement;

(c)                                  The termination of this Agreement shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination; and

(d)                                 The obligations of Sections 6.8 and 8 through 15 shall survive termination of this Agreement.

15.                               General

15.1                           The relationship of the parties under this Agreement shall be and at all times shall remain one of independent contractors.  DISTRIBUTOR is not a partner, agent, employee or legal representative of UTSTARCOM and DISTRIBUTOR will take no action which has the effect of creating an appearance of its having authority to do so.  DISTRIBUTOR shall have no authority to bind UTSTARCOM to any agreement or commitment of any kind.

15.2                           UTSTARCOM SHALL NOT BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.  UTSTARCOM’s aggregate liability under any and all claims arising out of this Agreement shall in no event exceed [***].  This Section 15.2 is separate and independent of any warranties made by UTSTARCOM, and is intended to be effective notwithstanding the failure of essential purpose of any remedy related to such warranties.

15.3                           DISTRIBUTOR will not disclose, publish or otherwise reveal the content of this Agreement to any third party without UTSTARCOM’s prior express written consent.

15.4                           If any provision herein is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall be severed, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect.  Either party’s waiver of any breach or default by the other party shall not constitute a waiver of any different or subsequent breach or default.

15.5                           Neither party shall be liable for failure to perform or delay in performing any obligation (other than payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, labor trouble or other industrial disturbance, war, embargo, blockage, shortage of labor, materials or equipment, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other cause beyond the control of such defaulting party preventing or delaying the performance.

15.6                           All notices, requests, consents and other communications which are required or permitted under this Agreement shall be in writing, and shall be delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested (in which case it shall be deemed given three (3) days after mailing), or sent by facsimile, with a confirmation copy simultaneously mailed (in which case it shall be deemed given when transmitted), at the addresses set forth on the signature page or to such other address as to which any party hereto may notify the other parties hereto as aforesaid.

15.7                           This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of California without application of conflict of laws principles.  This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.  The parties hereto consent to the jurisdiction of any court located in Alameda County, State of California and waive any objection to such venue.  Should any action, suit or other proceeding become necessary to enforce any of the terms and conditions set forth herein, the prevailing party shall recover all expenses incurred, including attorney’s fees, in connection with such action, suit or other proceeding.

15.8                           DISTRIBUTOR may not transfer the rights or delegate the duties provided for under the terms of this Agreement without the prior written consent of UTSTARCOM, which consent UTSTARCOM may withhold in the exercise of its absolute discretion.

15.9                           DISTRIBUTOR acknowledges that the Products are subject to laws and regulations in the United States and the Territory which govern the export of commodities and technology, and agrees not to export the Products from, or import the Products into, any jurisdiction except in compliance with the laws and regulations of such jurisdiction and of the United States.

15.10                     This Agreement and the pricing and pricing provisions set forth in the International Price List as issued by UTSTARCOM from time to time during the term hereof and then in effect, constitute the entire agreement between UTSTARCOM and DISTRIBUTOR concerning the subject matter hereof, supersedes all prior and contemporaneous communications or agreements, written or oral, and is intended by the parties to be a complete and exclusive statement of the terms of the agreement between them.  This Agreement may only be modified by a writing signed by authorized representatives of both parties.

EXHIBIT B—PRODUCTS AND DISCOUNTS

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